                                                                     EXHIBIT 4.3

                          COUNTRYWIDE HOME LOANS, INC.

                                     CUSIP

REGISTERED                                    PRINCIPAL AMOUNT

NO.  FX-                                      $

                           MEDIUM-TERM NOTE, SERIES E

                                  (FIXED RATE)

                            DUE NINE MONTHS OR MORE

                               FROM DATE OF ISSUE

                 PAYMENT OF THE PRINCIPAL, PREMIUM, IF ANY, AND

                    INTEREST ON THIS NOTE IS UNCONDITIONALLY

               GUARANTEED BY COUNTRYWIDE CREDIT INDUSTRIES, INC.

  IF THE HOLDER OF THIS NOTE IS THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY, THIS
  NOTE IS A GLOBAL NOTE AND THE FOLLOWING LEGEND APPLIES:

  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ISSUE PRICE:                      INTEREST RATE:

ORIGINAL ISSUE DATE:              STATED MATURITY DATE:

PRINCIPAL AMOUNT:                 INTEREST PAYMENT DATES (IF OTHER THAN JANUARY
                                  15 AND JULY 15):

SPECIFIED CURRENCY:               RECORD DATES (IF OTHER THAN DECEMBER 30 AND
                                  JUNE 30):
MINIMUM DENOMINATION:

EXCHANGE RATE AGENT:              OTHER/ADDITIONAL TERMS:

OPTION TO RECEIVE PAYMENT
IN U.S. DOLLARS:

     [ ] NO
     [ ] YES

REDEMPTION:

     [ ] NO
     [ ] YES

          INITIAL REDEMPTION
          DATE:

          INITIAL REDEMPTION
          PERCENTAGE:

          ANNUAL REDEMPTION
          PERCENTAGE REDUCTION:

REPAYMENT:

     [ ] NO
     [ ] YES

          OPTIONAL REPAYMENT
          DATE(S):

        COUNTRYWIDE HOME LOANS, INC., a New York corporation (the "Company"), for value received, hereby promises to pay to
__________________________________________, or registered assignees, the principal sum of _________________________________ (________) on the Stated
Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date) at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, and such other place or places as may be provided for pursuant to the Indenture referred to below, and to pay interest semi-annually in arrears on January 15 and July 15 of each year or such other Interest Payment Dates specified above (each, an "Interest Payment Date"), commencing on the Interest Payment Date next succeeding the Original Issue Date specified above and on the Stated Maturity Date or, if applicable, any date of earlier redemption (the "Redemption Date") or repayment (the "Repayment Date") (the earliest of the Stated Maturity Date, the Redemption Date and the Repayment Date is hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) on said principal sum at the Interest Rate specified above from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Original Issue Date, until the principal hereof becomes due and payable;
provided, however, that any payment of principal, premium, if
- --------  -------
any, and/or interest to be made on an Interest Payment Date or on the Maturity Date which is not a Business Day shall be made on the next Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date, as the case may be, and no interest on such payment shall accrue to the next Business Day. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in (i) New York, New York or Los Angeles, California or
(ii) if the Specified Currency specified above is other than U.S. dollars, the Principal Financial Center (as defined below) of the country issuing the Specified Currency. "Principal Financial Center" means the capital city of the country issuing such Specified Currency, except that with respect to Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and European Currency Units ("ECU"), the "Principal Financial Center" shall be Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be to the person (the "Holder") in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the December 31 or June 30 or such other Record Dates specified above (whether or not a Business Day) (each, a "Record Date") immediately preceding such Interest Payment Date; provided, however, that interest payable
                                      --------  -------
on the Maturity Date will be payable to the person to whom principal is payable. Unless otherwise specified above, if this Note is originally issued between a Record Date and an Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date following the next Record Date to the Holder hereof on such next Record Date.

          Unless otherwise specified above, payment of the principal of, and premium, if any, and interest on, this Note due on the Maturity Date will be made in immediately available funds in the Specified Currency, upon presentation and surrender of this Note at the Corporate Trust Office of the Trustee. If the Specified Currency is other than U.S. dollars, this Note must be presented and surrendered to the Trustee referred to below in time for the Trustee to make such payment in accordance with its normal procedures.

          Unless otherwise specified above, payment of interest on this Note due on any Interest Payment Date other than the Maturity Date will be made by mailing a check in the Specified Currency (from an account at a bank located outside the United States if such check is payable in a Specified Currency other than U.S. dollars) to the address of the Holder hereof as such address shall appear in the Security Register (as defined in the Indenture) on the applicable Record Date. Notwithstanding the foregoing, on any Interest Payment Date other than the Maturity Date, each Holder of U.S. $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of Notes (whether or not having identical terms and provisions) shall be entitled: (i) if the Specified Currency is U.S. dollars, to receive such payment by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the United States, but only if appropriate wire transfer instructions have been received in writing by the Trustee not later than the Record Date immediately preceding such Interest Payment Date and (ii) if the Specified Currency is other than U.S. dollars, to receive such payment by wire transfer of immediately available funds to an account maintained by the payee with a bank located in a jurisdiction in which payment in such Specified Currency is then lawful. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer; provided, however, that any tax, assessment or other governmental
          --------  -------
charge imposed upon payments shall be borne by the Holder hereof in respect of which payments are made.

          All payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in the Specified Currency; provided,
                                                                 --------
however, that if the Specified Currency specified above is other than U.S.
- -------
dollars, the Holder hereof may, if indicated above under "Option to Receive Payment in U.S. Dollars," elect to receive all payments of principal, premium, if any, and/or interest in respect of this Note in U.S. dollars by delivering a written request to the Trustee not later than the close of business on the Record Date immediately preceding the Interest Payment Date or the fifteenth day immediately preceding the Maturity Date, as the case may be. Upon such election by the Holder hereof, the Company shall tender payment in U.S. dollars at the Exchange Rate

(as defined below), and any costs associated with the conversion of the Specified Currency into U.S. dollars shall be borne by the Holder hereof through deductions from such payments. The Holder's election to receive payments in U.S. dollars will remain in effect until revoked by written notice from the Holder to the Trustee, provided that any such revocation must be received by the Trustee not later than the close of business on the Record Date immediately preceding the Interest Payment Date or the fifteenth day immediately preceding the Maturity Date, as the case may be.

          Unless otherwise specified above or elsewhere herein, "Exchange Rate" means, with respect to a Specified Currency other than ECU, the noon Dollar buying rate for such Specified Currency for cable transfers quoted by the Exchange Rate Agent specified above in The City of New York on the Record Date or Special Record Date (as defined below) or the fifteenth day immediately preceding the Maturity Date or such other date provided herein or in the Indenture, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York. With respect to ECU, "Exchange Rate" means the exchange rate between dollars and ECU reported by the Council of the European Communities on the applicable Record Date or Special Record Date with respect to an Interest Payment Date or the fifteenth day immediately preceding the Maturity Date or such other date provided herein or in the Indenture, as the case may be.

          If any payment of principal, premium, if any, or interest on this Note is to be made in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making such payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder hereof by making such payment in U.S. dollars on the basis of the Exchange Rate referred to below two Business Days prior to the Interest Payment Date or the Maturity Date, as the case may be (or, if no rate is quoted for such Specified Currency on such date, the last date such Exchange Rate is quoted). Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture. For purposes of this paragraph and the immediately succeeding paragraph, the "Exchange Rate" for a foreign currency or ECU will be the noon Dollar selling rate for that currency or ECU for cable transfers quoted by the Exchange Rate Agent in The City of New York, as certified for customs purposes by the Federal Reserve Bank of New York.

          If payment on this Note is required to be made in ECU and ECU is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, or is no longer used in the European Monetary System, all payments due on that Interest Payment Date or Maturity Date with respect to this Note shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars, at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Exchange Rate.

          If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies (in appropriate proportions) the sum of which shall be equal to the amount of the former component currency.

          All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided that any determination is subject to approval) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Note and the Exchange Rate Agent shall have no liability therefor.

          Any interest not punctually paid or duly provided for with respect to this Note ("Defaulted Interest") will forthwith cease to be payable to the Holder of this Note on the applicable Record Date and may either be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

          Unless otherwise specified above, interest will be computed on the basis of a 360-day year of twelve 30-day months.

          This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (collectively, the "Debt Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture, dated as of January 1, 1992, as amended, supplemented or modified from time to time, including Supplemental Indenture No. 1 thereto dated as of June 15, 1995

(collectively, the "Indenture"), among the Company, the Guarantor (as defined below), and The Bank of New York, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes. The Debt Securities may be issued in one or more series, which different series (and which Debt Securities issued within each series) may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates or formulas, may be subject to different redemption or repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as provided in the Indenture. This Note is one of a series designated as "Medium-Term Notes, Series E, Due Nine Months or More From Date of Issue" of the Company (collectively, the "Notes"), limited in aggregate offering price to U.S. $1,000,000,000, or the equivalent thereof in one or more Specified Currencies other than U.S. dollars.

          If an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof (or, if this Note is an Original Issue Discount Security (as defined below), the Amortized Face Amount (as defined below)) and accrued interest (or, if this Note is an Original Issue Discount Security, any accrued interest the payment of which would constitute qualified stated interest within the meaning of Treasury Regulation Section 1.1273-1(c) under the Internal Revenue Code of 1986, as amended (the "Code"), as in effect on _______, 1996) hereon, may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Debt Securities; provided, however, that no
                                                  --------  -------
such supplemental indenture shall, without the consent of the Holder of each outstanding Debt Security affected thereby: (i) except as otherwise permitted in the Indenture in connection with Debt Securities for which the Stated Maturity is extendible, change the Maturity of the principal of, or any installment of interest on, any Debt Security; (ii) reduce the principal amount of any such Debt Security or, except as otherwise permitted in the Indenture in connection with Debt Securities for which the interest rate may be reset, the interest thereon or any premium payable upon the redemption or repayment thereof; (iii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof; (iv) adversely affect any right of payment at the option of the

Holder of any such Debt Security; (v) reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security; (vi) change any Place of Payment, or the currency or currency unit of the payment of the principal of, premium, if any, or interest on any Debt Security; (vii) change or eliminate certain rights of Holders to receive payment in a designated currency; (viii) impair the right to institute suit for the enforcement of any required payment on or with respect to any Debt Security;
(ix) reduce the percentage in aggregate principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (x) modify certain other provisions of the Indenture; or (xi) modify or affect in any manner adverse to the Holders the terms and conditions of the obligations of the Guarantor in respect of the due and punctual payment of principal of, or premium, if any, or interest on, the Debt Securities. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Debt Securities of any series, the Holders of a majority in aggregate principal amount of the Debt Securities of such series at the time outstanding may on behalf of the Holders of all of the Debt Securities of such series waive any past default or Event of Default and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any Debt Security of such series or in respect of certain other covenants or provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not any notation of such consent or waiver is made upon this Note or such other Notes. The Guarantor, or a Subsidiary thereof, may directly assume, by a supplemental indenture, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Debt Securities, in which case the Company shall be released from its liability as obligor on the Debt Securities.

          No reference herein to the Indenture and no reference to any provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the places, at the respective times, at the rate and in the currency herein prescribed.

          The Notes are issuable in registered form without coupons in the minimum denomination of U.S. $1,000, or the equivalent thereof in the Specified Currency (if other than U.S. dollars), and in integral multiples of U.S. $1,000 in excess thereof, or the equivalent thereof in such Specified Currency, or such other minimum denomination as specified on the face hereof. Notes may be exchanged by the Holder hereof, without charge except for any tax, assessment or other governmental charge imposed in connection therewith, for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Indenture at the Corporate Trust Office of the Trustee.

          If this Note is subject to Optional Redemption as specified above, the Company may at its option redeem this Note in whole or, from time to time, in part in increments of U.S. $1,000 (provided that any remaining principal amount hereof shall not be less than the minimum denomination, as described above) on or after the Initial Redemption Date at the sum of (i) 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Note is an Original Issue Discount Security, the Amortized Face Amount determined as of the Redemption Date as provided below), plus (ii) the Initial Redemption Percentage specified above (as adjusted for the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount or the portion thereof redeemed (or, if this Note is an Original Issue Discount Security, the Issue Price specified above, net of any portion of such Issue Price which has been deemed paid prior to redemption (by reason of any payments, other than a payment of qualified stated interest, in excess of original issue discount accrued to the date of such payment), or the portion of such Issue Price (or such net amount) proportionate to the portion of the unpaid principal amount of the Note redeemed), plus (iii) accrued interest to the Redemption Date (or, if this Note is an Original Issue Discount Security, any accrued interest to the Redemption Date the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation Section 1.1273-1(c) under the Code). Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction, if any, specified above, until the Initial Redemption Percentage equals zero percent. The Company may exercise such option by causing the Trustee to mail a notice of such redemption to the Holder hereof not less than 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

          An "Original Issue Discount Security" means any Note that has been issued at an Issue Price lower, by an amount that equals or exceeds a de minimis
                                                                      -- -------
amount (as determined under United States Federal income tax rules applicable to original issue discount instruments), than the principal amount thereof. If this Note is an Original Issue Discount Note, the "Amortized Face Amount" of this Note shall be the amount equal to the sum of (a) the Issue Price plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price of this Note) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the Original Issue Date of this Note to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of such Note which has been paid on this Note from the Original Issue Date to the date of determination.

          If this Note is subject to Optional Repayment as specified above, the Holder hereof may at its option require the Company to repay this Note in whole or from time to time in part in increments of U.S. $1,000 or the minimum denomination specified above (provided that any remaining principal amount hereof shall not be less than the minimum denomination, as described above) on any Optional Repayment Date specified above at the sum of (i) 100% of the unpaid principal amount hereof or the portion to be repaid thereof, plus (ii) accrued interest to the Repayment Date. In order for this Note to be repaid, this Note must be received, together with the form entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders of the Notes) not more than 60 nor less than 30 days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable, except as otherwise provided above.

          Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor, or the Trustee may treat the Holder hereof as the owner of this Note for the purpose of receiving payment of the principal hereof and premium, if any, and interest hereon and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          All terms used but not defined in this Note shall have the meanings assigned to them in the Indenture.

          The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture.

          IN WITNESS WHEREOF, Countrywide Home Loans, Inc. has caused this instrument to be signed in its name by the facsimile signatures of its duly authorized officers, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


Date:                       COUNTRYWIDE HOME LOANS, INC.


   [SEAL]
                            By:____________________________________
                                               President

Attest:__________________________________
                    Secretary

                                   GUARANTEE
                                       OF
                      COUNTRYWIDE CREDIT INDUSTRIES, INC.

          For value received, Countrywide Credit Industries, Inc., a corporation duly organized and existing under the laws of Delaware (the "Guarantor"), hereby unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, and premium, if any, and interest on, and sinking fund payments, if any, required with respect to said Note, when and as the same shall become due and payable, whether on the Stated Maturity Date, by acceleration, redemption or repayment or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Countrywide Home Loans, Inc. (the "Company") punctually to pay any such principal, premium, interest, or sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity Date, by acceleration, redemption or repayment or otherwise, and as if such payment were made by the Company.

          The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of said Note or said Indenture, any failure to enforce the provisions of said Note or said Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto, by the Holder of said Note or the Trustee under said Indenture, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and premium, if any, and interest on, or any sinking fund payment required with respect to, said Note and the complete performance of all other obligations contained in said Note.

          The Guarantor shall be subrogated to all rights of the Holder of said Note against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that
                                                        --------  -------
the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, and premium, if any, and interest on, and any sinking fund payments required with respect to, all Notes of this series issued under said Indenture shall have been paid in full and its other obligations under said Indenture completed.

          The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

          This Guarantee as endorsed on said Note shall not be entitled to any benefit under said Indenture or become valid or obligatory for any purpose until the certificate of authentication on said Note shall have been signed manually by or on behalf of the Trustee under said Indenture.

          This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed in facsimile by its duly authorized officer under its corporate seal.



                             COUNTRYWIDE CREDIT INDUSTRIES, INC.



                             By:________________________________________________
                                        Vice Chairman and Executive
                                              Vice President

Attest:______________________
            Secretary

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.


                             THE BANK OF NEW YORK,
                             as Trustee


Date:                        By:
                                ______________________________________________
                                               Authorized Officer

                           OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably requests and instructs the Company to repay this Note (or portion hereof specified below) in accordance with the terms of this Note at a price equal to the principal amount hereof (or portion hereof to be repaid), together with interest to the Repayment Date, by payment to the undersigned at

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address, including zip code, of the undersigned).

          In order for this Note to be repaid, the Trustee must receive at its Corporate Trust Office at 101 Barclay Street, New York, New York 10286, or at such other place or places of which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the Repayment Date, this Note with this Option to Elect Repayment form duly completed.

          If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of U.S. $1,000 or other increments specified above) to be repaid: ______________.

          If less than the entire principal amount of this Note is to be repaid, specify the denomination(s) of the Note(s) to be issued for the unpaid amount (which shall be U.S. $1,000 or increments of U.S. $1,000 in excess thereof, or such other minimum denomination specified above):______________.

Date:

                                          ______________________________________
                                          Note: The signature on this Option to
                                          Elect Repayment must correspond with
                                          the name as written upon the face of
                                          the within instrument in every
                                          particular, without alteration or
                                          enlargement, or any change whatsoever.

                                   ASSIGNMENT


FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
Please Print or Typewrite Name and Address Including Zip Code of Assignee


- --------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


- --------------------------------------------------------------------------------
to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:  _____________       Signature:  ________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatsoever.